Exhibit 10.8

ASSIGNMENT AND ASSUMPTION OF LIMITED PARTNER INTEREST
AND
FIRST AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT
AND CERTIFICATE OF LIMITED PARTNERSHIP

(OROCOVIX LIMITED DIVIDEND PARTNERSHIP)

This Assignment and Assumption of Limited Partner Interests and First Amendment to the Amended and Restated Agreement of Limited Partnership (this "Amendment") of OROCOVIX LIMITED DIVIDEND PARTNERSHIP, a special partnership organized under the laws of the State of California (the "Partnership"), is dated and effective as of August , 2011 (the "Effective Date"), by and among REAL ESTATE ASSOCIATES LIMITED VI, a California limited partnership (the "Assignor"), ALVAREZ BRACER() LP, LLC, a Delaware limited liability company (the "Assignee"), BUCARE DEVELOPMENT CORPORATION, a Puerto Rico corporation (the “General Partner”) and BAHIA GUAYANILLA CORPORATION, a Puerto Rico corporation (the "Corporation").

WITNESSETH:

WHEREAS, the Assignor acquired a limited partner interest in the Partnership (the "LP Interest") pursuant to the Partnership's Amended and Restated Agreement and Certificate of Limited Partnership, dated as of December 27, 1983, by and between the General Partner, and the Assignor (the "Partnership Agreement"), including but not limited to a 99% interest in all profits, losses and tax credits under Section 42 of the Code;

WHEREAS, Section 8.2.1 of the Partnership Agreement permits the Assignor to transfer and assign all or any part of the LP Interest to the Assignee;

WHEREAS, Section 8.2.2 of the Partnership Agreement authorizes the substitution of the Assignee as a Substitute Limited Partner in the Partnership;

WHEREAS, the Assignor wishes to assign the LP Interest to the Assignee as of the Effective Date for $12,300.00 and the Assignee wishes to accept such assignment of the LP Interest for the consideration and upon the terms and conditions of this Amendment;

WHEREAS, the Assignee is willing to undertake all of the obligations of the Assignor under the Partnership Agreement (the "Obligations"); and

WHEREAS, the General Partner desires to acknowledge such undertaking of the Obligations by the Assignee and to release the Assignor from the Obligations and all other liabilities in connection with the LP Interest.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration hereinafter described, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.         Capitalized terms used but not defined herein shall have the respective meanings attributed thereto in the Partnership Agreement.

2..                                         As of the Effective Date and in consideration of Twelve Thousand Three Hundred Dollars and 00/100 ($12,300.00) paid by the Assignee to the Assignor, and provided such consideration has in fact been paid to the Assignor, the Assignor assigns to the Assignee and the Assignee accepts from the Assignor, one hundred percent (100%) of the Assignor's right, title and interest in and to the LP Interest, including, without limitation, the Assignor's entire right to allocations of Profits and Losses and tax credits under Section 42 of the Code and all items entering into the computation thereof, and to all distributions of Cash from Operations, Net Refinancing Cash and surplus cash from a Disposition, however denominated, under the Partnership Agreement; provided, however, that (i) solely for purposes of allocating the Profits and Losses and tax credits from operations (collectively, the "Tax Benefits") between the Assignor and the Assignee, the Assignor shall receive all Tax Benefits attributable to any day before July 1, 2011, and the Assignee shall receive all Tax Benefits attributable to July 1, 2011, and any day thereafter; and (ii) the Assignee shall receive all distributions of Cash from Operations or the Net Refinancing Cash or the surplus cash from a Disposition distributed by the Partnership after the Effective Date regardless of whether such distributions are attributable to any period prior or subsequent to the Effective Date.

3.                                           The Assignor hereby represents and warrants the following:

a.      Authorization. The Assignor has the power and authority to execute, deliver and perform its obligations under this Amendment.

b.      Conflicts. To the Assignor's actual knowledge, the execution, delivery and performance by the Assignor of this Amendment and the performance of the transactions contemplated hereby and thereby will not (A) violate (1) any provision of law, statute, rule or regulation the effect of which would be to cause or be reasonably expected to have a material adverse effect on the ability of the Assignor to perform any of its obligations under this Amendment, (2) any order of any governmental authority having proper jurisdiction over the Assignor, or (3) any provision of any indenture, loan agreement or other material agreement to which the Assignor is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, loan agreement or other material agreement or (C) result in the creation or imposition of any mortgage, deed of trust, lien, pledge, claim, equity interest, participation interest, security interest or other charge or encumbrance of any kind with respect to the LP Interest.

c.      Enforceability. This Amendment has been duly authorized, executed and delivered by the Assignor and the terms hereof constitute the legal, valid and binding obligations of the Assignor enforceable against the Assignor in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

d.      Title and Ownership. Assignor is the sole legal and beneficial owner of the LP Interest and has full power and lawful authority to transfer, convey and assign to the Assignee all of the Assignor's right, title and interest in and to the LP Interest in the manner contemplated hereby. . After giving effect to the consummation of the transactions contemplated hereby, neither the Assignor nor any person claiming under or through the Assignor has any valid claim to or interest in the LP Interest.

e.      Liens. The LP Interest is free from all mortgage, deed of trust, lien, pledge, claim, equity interest, participation interest, security interest or other charge or encumbrance of any kind created or authorized by the Assignor.

f.      The above representations, warranties, covenants and agreements of the Assignor shall survive the execution and delivery of this Amendment and the closing hereunder.

4.                   In consideration of the assignment effected hereby, the Assignee hereby assumes and agrees to discharge all of the Obligations pursuant to the Partnership Agreement from and after the Effective Date. Assignee further covenants and agrees to promptly pay when due any and all transfer taxes and assessments resulting from the transfer of the LP Interest from the Assignor to the Assignee.

5.                   The Assignee represents and warrants to the Assignor that:

a.             Organization: Powers.The Assignee (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not have a material adverse effect on the performance by the Transferee of its obligations under this Amendment, and (iv) has the power and authority to execute, deliver and perform its obligations under this Amendment.

b.             Authorization.The execution, delivery and performance by the Assignee of this Amendment, the issuance of the Note and the performance of the transactions contemplated hereby and thereby (i) have been duly authorized by all requisite action and (ii) will not (A) violate (1) any provision of law, statute, rule or regulation the effect of which would be to cause or be reasonably expected to have a material adverse effect on the ability of the Transferee to perform any of its obligations under this Amendment, (2) any order of any governmental authority having proper jurisdiction over the Assignee, (3) any provision of the organizational documents of the Assignee, or (4) any provision of any indenture, loan agreement or other material agreement to which the Assignee is a party or by which it or any of its property is or may be bound, or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, loan agreement or other material agreement.

c.             Enforceability.This Amendment has been duly authorized, executed and delivered by the Assignee and the terms hereof constitute the legal, valid and binding obligations of the Assignee enforceable against the Assignee in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors, rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

d.            Consents and Approvals.Except for the Required Consents, no consent, approval or authorization from, or filing or declaration with, any Person or any governmental authority is required to be made by the Transferor to give the Assignee a perfected ownership interest in the LP Interest or for the consummation of the transactions contemplated hereby.

e.             The above representations, warranties, covenants and agreements of the Assignee shall survive the execution and delivery of this Amendment and the closing hereunder.

6.                   The General Partner, on behalf of itself and its affiliates, hereby (i) acknowledges the assignment of the LP Interest and assumption by the Assignee of the Obligations pursuant to this Amendment and (ii) except as to paragraph 3, releases, remises and forever discharges the Assignor from all of the Obligations and from any and all other liabilities, claims, actions, or cause of actions, known or unknown, asserted or unasserted, which they or the Partnership may have relating to or growing out of any action or inaction taken or not taken in connection with the LP Interest and/or this Amendment and the transaction described herein. Accordingly, from and after the Effective Date, the Assignee shall be responsible for all of the Obligations of the Assignor under the Partnership Agreement. The General Partner covenants and agrees to (i) deliver to the Assignor a final 2011 audit, and a final 2011 tax return and Schedule K-1 in form and substance acceptable to the Assignor (the "Tax Documents") on or before March 31, 2012. If the General Partner shall fail, for any reason, to prepare and/or deliver to the Assignor any of the returns or other information required by this paragraph 6, the Assignor shall have the right to cause such returns and other information prepared at the sole cost and expense of the General Partner. In furtherance of the foregoing, the Assignor and its duly authorized representatives shall have the right to inspect and copy such portions of the Partnership's books of account which are necessary or appropriate for the preparation of such returns and information; provided, however, it is expressly understood and agreed by the Assignor that such access is solely for the purpose of preparing such returns or other information that the General Partner failed to prepare and/or deliver as herein provided, and shall not be deemed to grant the Assignor any other rights with respect to the Partnership and/or the operation of its business.

7.                   By its execution hereof, the Assignee hereby agrees to become a Substitute Limited Partner of the Partnership and, subject to the foregoing provisions of this Amendment, agrees to be bound (to the same extent as the Assignor was bound) by the Partnership Agreement and the provisions therein as they relate to the Assignor or the LP Interest.

8.                   The Assignee is hereby admitted as a Substitute Limited Partner with respect to the LP Interest for all purposes of the Partnership Agreement and the Assignor hereby withdraws as a Limited Partner of the Partnership. In accordance with requirements of Section 8.2.2 of the Partnership Agreement. Furthermore, the address contained in Section 13.2.2 of the Partnership Agreement for the Substitute Limited Partner shall be Alvarez Bracer() LP, LLC, c/o Alvarez Bracero Associates, Inc. Carretera #21, Barrio Monacillo, Casa A-1, Calle Bulon, Ramal 841, Km. 0.4, Rio Piedras, PR 00921.

9.                   The parties hereto hereby confirm the continuing validity and enforceability of the Partnership Agreement, acknowledging that the Assignee shall succeed to all rights and obligations of the Assignor thereunder as of the Effective Date. This provision shall be construed to amend the Partnership Agreement to the extent necessary to reflect the assignment of the LP Interest to the Assignee and to give effect to the other provisions of this Amendment.

10.               Except as otherwise provided in Section 2 hereof, the parties hereto hereby agree that the assignment of the LP Interest and the other transactions effected hereby shall be effective for all purposes as of the Effective Date.

11.               Notwithstanding any provisions to the contrary in the Partnership Agreement and after consultation with its counsel, the General Partner hereby consents to the transfer and assignment of the LP Interest to the Assignee and the substitution of the Assignee as a Substitute Limited Partner with respect to the LP Interest pursuant to this Amendment without any conditions or requirements other than with respect to the representations, warranties, covenants and undertakings of the parties expressly set forth in this Amendment, including, without limitation, the Assignee's (i) assumption of, and agreement to pay, the Obligations, and (ii) agreement to be bound by the terms of the Partnership Agreement.

12.               The parties hereto hereby agree to reasonably cooperate in good-faith to effect any further amendments to the Partnership Agreement and to take such other steps as may be necessary or appropriate in order to more fully reflect and further evidence the assignment of the LP Interest and the other transactions effected hereby.

13.               This Amendment may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all parties have not signed the original or the same counterpart,

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered under seal as of the Effective Date.

ASSIGNOR:                                               REAL ESTATE ASSOCIATES LIMITED VI, a

                                                                    California limited partnership

                                                                    By National Partnership Investments Corp.,

                                                                          a California corporation,

                                                                          its General Partner

                                                                          By:  /s/ Jesse Curll

                                                                          Name:  Jesse Curll

                                                                          Title:  Vice President

ASSIGNEE AND SUBSTITUTE

LIMITED PARTNER:                                 ALVAREZ BRACERO LP, LLC,

                                                                   a limited liability company

                                                                   By ALVAREZ BRACERO ASSOCIATES,

                                                                         INC., its sole member

                                                                         By:  /s/Felix Alvarez

                                                                         Name:  Felix Alvarez

                                                                         Title:  President

GENERAL PARTNER:                              BUCARE DEVELOPMENT CORPORATION

                                                                         By:  /s/Eng. Angel Caban

                                                                         Name:  Eng. Angel Caban

                                                                         Title:  President

                                                                                    BAHIA GUAYANILLA CORPORATION,

                                                                                    a Puerto Rico corporation

                                                                                          By:  /s/Eng. Angel Caban

                                                                                          Name:  Eng. Angel Caban

                                                                                          Title:  President